EXHIBIT 10.7

                              DATED 24th June 2005

                           FORESTRE (HOLDINGS) LIMITED
                                   as Borrower

                                       and

                           STRATEGY INSURANCE LIMITED
                                    as Lender

                           ---------------------------

                                 LOAN AGREEMENT

                           ---------------------------

                                    CLYDE&CO
                               Ref: AH/DGW/0500093

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THIS AGREEMENT is made on 24th June 2005

BETWEEN:

(1) FORESTRE (HOLDINGS) LIMITED, a company incorporated in England with registered number 4968264 whose registered office is at Beech Trees Cottage, Well Lane, Mollington, Chester CHI 6LD (the "Borrower"); and

(2) STRATEGY INSURANCE LIMITED, a company incorporated in Barbados the registered office of which is at Sagicor Corporate Centre, Wildey, St. Michael, Barbados, West Indies BB15113 (the "Lender").

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement the following words and expressions shall, except where the context otherwise requires, have the following respective meanings:

      "Advance" means, save as otherwise provided herein, an advance made or to be made by the Lender hereunder.

      "Articles" means the Articles of Association of ForestRe (Holdings) Limited adopted from time to time.

      "Available Facility" means, at any time and save as otherwise provided herein, United States Dollars two hundred thousand (US$200,000) per calendar month less the aggregate of any Advances which are then outstanding in that calendar month adjusted in the case of any proposed drawdown, so as to take into account any Advance which, pursuant to any other drawdown, is to be made in that calendar month on or before the proposed drawdown date.

      "Availability Period" means the period from 1st February 2005 and ending on 31st January 2006 or such later date as the parties may agree.

      "Business Day" means a day (other than a Saturday or Sunday) which is not a public holiday and on which banks are open for general business in London.

      "Board" means the board of directors of ForestRe (Holdings) Limited as constituted from time to time or any committee appointed by such board in accordance with the Articles.

      "Contact Office Services Agreement" means the agreement between Strategy Insurance Company Limited (1) and ForestRe Limited (2) by which ForestRe Limited has agreed to provide certain contact office services to Strategy Insurance Company Limited.

      "Documents" means:
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      (a)   this Agreement;

      (b) any other documents under or pursuant to which the Lender and the Borrower agree any provisions for the repayment of all or part of the Advances; and

      (c) any other documents designated as such by the Lender and the Borrower at any time.

      "Drawdown Date" means, in relation to an Advance, the date, being a Business Day, on which it is drawn down.

      "Drawdown Notice" means, in relation to an Advance, a notice from the Borrower substantially in the form set out in the Schedule to this Agreement or in such other form as may be agreed by the Borrower and the Lender.

      "Facility" means the loan facility provided under this Agreement.

      "Final Availability Date" means 31st January 2006 or such later date as the parties may agree.

      "Financial Plan" means any detailed operating plan and financial budget for the Company and any of its subsidiaries prepared in accordance with the provisions of clause 5 of the Shareholders Agreement.

      "Loan" means, at any time, the aggregate principal amount outstanding of all borrowings under this Agreement.

      "Repayment Date" means, in relation to any Advance, the date to be determined by the Board having regard to the positive accumulated cash balances of the Borrower and the Financial Plan or if later the 31st December 2010.

      "Shareholders Agreement" means the agreement of even date entered into by the shareholders of the Borrower.

      "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.2 Unless otherwise defined herein or except where the context otherwise requires, any reference in this Agreement to:

      (a) any person shall be construed so as to include its and any subsequent successors and permitted assigns and permitted transferees in accordance with their respective interests;

      (b) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented with the consent of all parties from whom consent is required pursuant to any provisions in the Documents;


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      (c)   any "applicable law" includes, without limitation, (a) applicable laws, statutes, decrees, decree-laws, acts, codes, legislation, treaties, conventions and similar instruments and, in respect of any of the foregoing, any instrument passed in substitution therefor or for the purposes of consolidation thereof with any other instrument or instruments, in each case, as amended, modified, varied or supplemented from time to time, (b) applicable final judgments, orders, determinations or awards of any court from which there is no right of appeal or if there is a right of appeal such appeal is not prosecuted within the allowable time, and (c) applicable orders, guidelines, notices, guidance, rules and regulations of any Governmental Authority which, if not having the force of law, compliance with which is customary;

      (d) a "Clause" shall, subject to any contrary indication, be construed as a reference to a clause of this Agreement;

      (e) "indebtedness" means indebtedness for or in respect of money borrowed or any other obligation (whether incurred as principal or surety) for the payment or repayment of money, whether present or future, actual or contingent;

      (f)   "obligation" means any obligation, duty or liability of any kind;

      (g) a "person" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

      (h) "repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" or (as the case may be, the corresponding derivative form thereof);

      (i) a "Schedule" shall, subject to any contrary indication, be construed as a reference to the schedule hereto;

      (j) a "successor" shall be construed so as to mean a successor in title of a party who under the applicable laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such party under this Agreement or to which, under such laws, such rights and obligations have been transferred; and

      (k) "VAT" shall be construed as a reference to value added tax, sales tax, goods and services tax or any tax of a similar nature to any of the foregoing which replaces the same or is levied in addition thereto.

1.3 Clause and Schedule headings are for ease of reference only and shall be ignored in the interpretation of this Agreement.


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2.    THE FACILITY

2.1   Loan Facility

      The Lender hereby grant to the Borrower, upon the terms and subject to the conditions hereof, a loan facility in a maximum aggregate amount of two million United States Dollars (US$2,000,000). No interest shall be payable by the Borrower to the Lender in respect of the Loan and no interest shall accrue thereon.

2.2   Advances

      An Advance will be made by the Lender to the Borrower if.

      (a) on or before the proposed date for the making of such Advance, the Lender has received a completed Drawdown Notice;

      (b) the proposed date for the making of such Advance is a Business Day within the Availability Period;

      (c) the proposed amount of such Advance is less than or equal to the amount of the Available Facility; and

      (d) on and as of the proposed date for the making of such Advance no Event of Default is continuing.

2.3   Drawdown Details

      Each Drawdown Notice delivered to the Lender pursuant to Clause 2.2 shall specify:

      (a) the proposed date for the making of the Advance requested, which shall be a Business Day falling before the Final Availability Date;

      (b) the amount of the Advance requested, which shall be an amount equal to or less than the Available Facility; and

      (c) the account to which the proceeds of the proposed drawdown are to be paid.

3.    REPAYMENT

      The Borrower shall repay each Advance on the Repayment Date.

4.    PREPAYMENT

      The Borrower may at any time prepay the whole or any part of an Advance.


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5.    CURRENCY OF ACCOUNT

      The United States Dollar is the currency of account and payment for each and every sum at any time due from the Borrower hereunder provided that each payment in respect of costs and expenses shall be made in the currency in which the same were incurred.

6.    TAXES

      All payments to be made by the Borrower under the Documents shall be made free and clear of and without deduction for or on account of Tax unless the Borrower is required to make such payment subject to deduction or withholding of Tax, in which case the sum payable by the Borrower in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that the Lender receives (and is able to retain) a net sum equal to the amount it would have received had no such deduction or withholding been made or required to be made.

7.    REPRESENTATIONS

      The Borrower makes the representations and warranties set out in this Clause 7 and acknowledges that the Lender has entered into this Agreement in reliance on those representations and warranties.

7.1   Status

      It is a corporation duly organised under the laws of England and Wales.

7.2   Binding Obligations

      The obligations expressed to be assumed by it in this Agreement are legal and valid obligations binding on it and enforceable against it in accordance with the terms hereof.

7.3   Execution of this Agreement

      Its execution of this Agreement and its exercise of its rights and performance of its obligations hereunder do not and will not:

      (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets;

      (b)   conflict with its constitutive documents; or

      (c)   conflict with any applicable law.

      It has the power to enter into this Agreement and all corporate and other action required to authorise the execution of this Agreement and the performance of its obligations hereunder has been duly taken.


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7.4   No Winding-up

      It has not taken any corporate action nor have any steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against it for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, trustee, examiner or similar officer of it or of any or all of its assets or revenues.

7.5   Repetition of Representations

      The representations detailed in this Clause 7 shall be deemed to be repeated by the Borrower by reference to the facts and circumstances then existing on the first day of each month of the Availability Period.

8.    COVENANTS

8.1   Maintenance of Legal Validity

      The Borrower shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws of its jurisdiction of incorporations to enable it lawfully to enter into and perform its obligations under this Agreement and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Agreement.

8.2   Notification of Events of Default

      The Borrower shall promptly inform the Lender of the occurrence of any Event of Default.

9.    EVENTS OF DEFAULT

      This Clause 9 sets out the circumstances which constitute an Event of Default for the purposes of this Agreement.

9.1   Misrepresentation

      Any representation or statement made or deemed to be made or repeated by the Borrower in the Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

9.2   Covenants

      The failure by the Borrower duly to perform or comply with any of the obligations expressed to be assumed by it pursuant to Clause 8 (Covenants).


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9.3   Insolvency and Rescheduling

      The Borrower is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness, suspends payments of its debts or makes a general assignment for the benefit of or a composition with its creditors (other than for the purposes of a solvent re-organisation approved by the Lender).

9.4   Winding-up

      The Borrower takes any corporate action or other steps are taken or legal proceedings are started by the Borrower for its winding-up, dissolution, examinership, administration, bankruptcy or re-organisation (other than a solvent re-organisation approved by the Lender).

9.5   Execution or Distress

      Any execution or distress is levied against, or an encumbrancer takes possession of the whole or any material part of, the property, undertaking or assets of the Borrower and such execution, distress or possession is not discharged within thirty (30) days of having been so effected provided that any such event shall not constitute an Event of Default if it is being contested with due diligence, in good faith and on reasonable grounds and adequate reserves have been made against such action and such execution, distress or possession is, in any event, discharged within sixty (60) days of having been so effected.

9.6   Repudiation

      The Borrower repudiates any of the Documents or does or causes to be done any act or thing evidencing an intention to repudiate any of the Documents.

9.7   Illegality

      At any time it is or becomes unlawful for the Borrower to perform or comply with any of its obligations under the Documents or any of the obligations of the Borrower under the Documents are not or cease to be legal, valid, binding and enforceable.

9.8   Regulation

      At any time the Borrower ceases to be authorised in the United Kingdom to carry some or all of the services set out in Clause 3.1 of the Contact Office Services Agreement.

10.   ACCELERATION AND CANCELLATION

      Upon the occurrence of one or more Events of Default as set out in Clause 9 (Events of Default) at any time thereafter the Lender may by notice to the Borrower:

      (a)   declare the Loan to be immediately due and payable; and/or


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      (b)   declare that any undrawn portion of the Facility shall be cancelled and the Available Facility shall be reduced to zero.

11.   COSTS AND EXPENSES

      The Borrower shall pay all stamp, registration and other taxes in connection with the Facility or the Documents (but not, for the avoidance of doubt, any document assigning the Lender's rights and benefits).

12.   BENEFIT OF AGREEMENT

12.1 This Agreement shall be binding upon and enure to the benefit of each Party and its successors and permitted assigns.

12.2 Neither Party shall be entitled to assign and/or transfer all or any of its rights and/or obligations under the Documents without the prior written consent of the other Party.

13.   MISCELLANEOUS

13.1  Counterparts

      This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

13.2  Partial Invalidity

      If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

13.3  Third Party Rights

      No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by anyone other than a party to this Agreement.

13.4  Set-Off

      Any repayments made in connection with the Loan shall be paid without right of set-off other than those referred to in Clause 3.

14.   GOVERNING LAW AND JURISDICTION

14.1 This Agreement shall be governed by and construed in accordance with the laws of England.

14.2 Each Party irrevocably agrees for the benefit of the other Party that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement and for such purpose irrevocably submits to the jurisdiction of such courts.


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AS WITNESS the hands of the duly authorised representatives of the Parties the day and year first above written.


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                                    SCHEDULE

                             FORM OF DRAWDOWN NOTICE

From:    ForestRe (Holdings) Limited
         as Borrower

To:      Strategy Insurance Limited
         as Lender

Date:    [     ]

Loan Agreement dated [     ] June 2005 (the "Loan Agreement") between ForestRe
(Holdings) Limited, as Borrower, and Strategy Insurance Limited, as Lender

1. We refer to the Loan Agreement. Terms defined in the Loan Agreement shall have the same respective meanings when used in this notice.

2. We hereby give notice in accordance with the provisions of the Loan Agreement that we wish an Advance to be made as follows:

(a)      Amount: US$[     ]

(b)      Drawdown Date: [     ]

3. The proceeds of this drawdown should be credited to such account as we shall separately designate to you.

Yours faithfully



----------------------------------------
for and on behalf of
FORESTRE (HOLDINGS) LIMITED


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                                 EXECUTION PAGE

                                 LOAN AGREEMENT


Borrower

/s/ illegible
----------------------------------------
for and on behalf of
FORESTRE (HOLDINGS) LIMITED
Name: Hugh Lyall Cottle
Title: Director


Lender

/s/ Hugh Forrest
----------------------------------------
for and on behalf of
STRATEGY INSURANCE LIMITED
Name: Hugh Forrest
Title: Chief Underwriting Officer


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